Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statement No. 333-226398, 333-99671, 333-158071, 333-177805 and 333-194243 on Form S-8 of our report dated June 17, 2022, relating to the financial statements and supplemental schedule of the GE Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the GE Retirement Savings Plan for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 17, 2022